Exhibit 15.1

May 3, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 3, 2019 on our review of interim financial information of MSCI Inc., which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-8 (Nos. 333-147540, 333-165888, 333-167624 and 333-210987) and Form S-3 (No. 333-226557) of MSCI Inc.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

New York, New York